Exhibit 99.1

Directors

CTBI Directors

Jean R. Hale, Chairman

Charles J. Baird

Nick Carter

Franklin H. Farris, Jr.

James E. McGhee II

M. Lynn Parrish

Anthony St. Charles

CTIC Directors

Jean R. Hale, Chairman

Mark Gooch

Andy Waters

Charles Baird

E.B. Lowman II

Eugenia "Crit" Luallen

CTB Directors

Jean R. Hale, Chairman

Mark A. Gooch

David E. Collins

Eugenia "Crit" Luallen *

Michelle Matthews

Franky Minnifield *

Chad C. Street

* Eugenia "Crit" Luallen and Franky Minnifield have been nominated for election to the CTBI Board

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Executive Officers

Jean R. Hale	Chairman, President and CEO
Mark A. Gooch	CTB President and CEO
Andy Waters	CTIC President and CEO
Kevin J. Stumbo	EVP/Chief Financial Officer
Steven E. Jameson	EVP/Chief Internal Audit and Risk Officer
James J. Gartner	EVP/Chief Credit Officer
James B. Draughn	EVP/Operations
C. Wayne Hancock	EVP/Senior Staff Attorney
Larry W. Jones	EVP/Central Region President
Richard W. Newsom	EVP/Eastern Region President
Ricky Sparkman	EVP/South Central Region President
D. Andrew Jones	EVP/Northeastern Region President

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 “We are all finding ourselves living and operating in unprecedented times as the COVID-19 pandemic is causing personal and financial hardship to our customers, employees, and communities. During these challenging times, the directors, officers, and employees of Community Trust Bancorp, Inc. have remained focused and committed to supporting all of our constituents, our shareholders, customers, employees, and communities. We have instituted programs to support our customers with loan modifications, forbearance, and fee waivers and participated in programs like the Paycheck Protection Program, focused on helping small businesses keep their employees and meet their expenses as they are unable to operate due to mandated closures. We instituted programs supporting our employees focused on healthcare, childcare, and remote and split schedule work, as well as work space changes that allow for proper social distancing to keep our employees safe as we continue to operate as a critical part of the economy. We continue to support our communities through donations to non-profit organizations as they strive to continue their commitments of serving those in need. We also continue to manage our company for the long term and our strong capital position and culture of building communities built on trust will facilitate our ability to manage through these challenging times. Our results for the first quarter were good, but the extraordinary changes in the economic conditions and the implications of the impact of COVID-19 to the future for our customers had a material impact on our provision for credit losses. We will continue to serve our constituents while we all meet the challenges of living with COVID-19, and we will all be stronger for having met those challenges.” - Jean R. Hale, Chairman, President, and CEO  4  Message from the CEO

 Cautionary Statement  Information provided herein by CTBI contains “forward-looking” information. CTBI cautions that any forward-looking statements made are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to CTBI’s 2019 Annual Report on Form 10-K, Cautionary Statement Regarding Forward Looking Statements for additional information.  5

2019 Key Metrics

Total Assets	$4.4 billion
Market Capitalization	$829.9 million
Cash Dividend Yield	3.26%
P/E Ratio	12.8x
Price to Book Value	1.3x
Price to Tangible Book Value	1.5x
Tangible Common Equity Ratio	12.78%

- Competitive Position
  - 2nd largest Kentucky domiciled bank holding company
  - 2nd in Kentucky in deposit market share of all Kentucky domiciled FDIC insured institutions
  - 7th largest bank in Kentucky in terms of deposit market share of all FDIC insured institutions

Financial data as of December 31, 2019

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Our Banking Franchise

Central Region

Loans - $676 million

Deposits - $872 million

- Danville
- Lexington
- Mt. Sterling
- Richmond
- Versailles
- Winchester

Eastern Region

Loans - $969 million

Deposits - $1.4 billion

- Floyd/Knott/Johnson
- Hazard
- Pikeville
- Tug Valley
- Whitesburg

Northeastern Region

Loans - $381 million

Deposits - $516 million

- Advantage Valley
- Ashland
- Flemingsburg
- Summersville

South Central Region

Loans - $692 million

Deposits - $758 million

- Campbellsville
- LaFollette
- Middlesboro
- Mt. Vernon
- Williamsburg

Indirect Lending

Loans - $527 million

CTIC

Assets Under Management - $2.2 billion (including $0.6 billion CTB)
Revenues - $14.1 million

- Ashland
- LaFollette
- Lexington
- Pikeville
- Versailles

Financial data as of December 31, 2019

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 Trust Assets Under Management & Trust Revenue  Includes CTB portfolio  Assets in billionsRevenue in millions  8

 2019 Performance

 2019 Performance Summary   Goals ResultsEarnings $61.3 - $62.6 million $64.5 millionEPS $3.45 - $3.52 per share $3.64 per shareROAA 1.44% - 1.47% 1.49%ROAE 10.57% - 10.79% 10.84%Assets $4.20 - $4.46 billion $4.37 billionLoans $3.31 - $3.45 billion $3.25 billionDeposits $3.56 - $3.71 billion $3.63 billionShareholders’ equity $584.0 - $607.8 million $614.9 million  10

 Shareholder Value

 Dividends Per Share  2019 cash dividends increased 7.2%Dividend payout ratio for 2019 was 40.65%Desired level between 40% and 50%December 31, 2019 cash dividend yield was 3.26%Cash dividend increased to $0.38 per share effective October 1, 2019  12

 Shareholders’ Equity  Shareholders’ equity has increased 27.8% during the past five years6.5% compound growth rate for the past five years  (in millions)  13  6.5%

 Book Value Per Share  Tangible Common Equity/Assets  14

 Total Market Capitalization  Peer data obtained from SNL Financial; peer group consists of publicly traded regional bank holding companies with comparative assets, as defined in our Proxy Statement.  (in millions)  15  Price to Tangible Book Value 2015 2016 2017 2018 2019 CTBI 1.50x 2.01x 1.79x 1.41x 1.51x Peer 1.69x 2.35x 2.13x 1.71x 1.85x

 5 Year Cumulative Total ReturnComparison of CTBI, NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks  An investment in CTBI stock on December 31, 2014 would have underperformed the NASDAQ Stock Market (U.S.) and the NASDAQ Bank Stocks Index at December 31, 2019.  16

 Comparison to Russell 2000 Indexof Small Cap Companies  3-, 5-, and 10-year total returns annualized  Return to Investors  17  December 31, 2019

 Core Value Long-Term Investment  12 stock splits and 10 stock dividends39 years of consecutive increases in cash dividends5-year compound growth rate of cash dividends 4.6%Stock included in the NASDAQ Global Select Market, NASDAQ Dividend Achievers Index, and NASDAQ Bank Stock IndexCTBI shareholders include196 institutional investors (including CTIC – 9.9%) hold 11.1 million shares (58.7%)291 mutual funds hold 5.0 million shares (28.2%)  Data as of December 31, 2019  18

CTBI's Franchise Value

- History of solid investor returns
- Historically strong capital position
- Investor focused dividend policy
  - Dividend Achievers Index
- Consistent financial performance
- Community banking strategy
- Economic diversity in the markets we serve
- Strong experienced management team and over 1,000 dedicated employees
- Our shareholders

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 Earnings Review

 Earnings Per Share  EPS increased 8.7% from 2018 to 2019  21

 Return on Average Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2019 for bank holding companies with consolidated assets of $3 billion to $10 billion.  22

 Net Income  Net income increased 9.0% from 2018 to 2019  (in millions)  23

 Revenues  2019 revenues increased 0.5% from 2018  (in millions)  24

 Noninterest Incomeas a % of Total Revenue  2019 noninterest income decreased 3.4% from 2018Decreases in trust revenue, insurance commissions, loan related fees, net gains on other real estate owned, and bank owned life insurance proceeds  (in millions)  25

 Net Interest Revenue  2019 net interest revenue increased by 1.9% from 2018Net interest margin decreased 6 basis pointsAverage earning assets increased $130.4 million, or 3.3%  (in millions)  26

 Net Interest Margin  Pressure on the margin1-year cumulative gap position at 12/31/19 – (6.76)%  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2019 for bank holding companies with consolidated assets of $3 billion to $10 billion.  % of assets repricingWithin 30 days 30.42%% of liabilities repricing Within 30 days 42.81%Within 90 days 47.51%Within 180 days 51.82%  27

 Net Noninterest Expenseas a % of Average Earning Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2019 for bank holding companies with consolidated assets of $3 billion to $10 billion.  (in millions)  28  Noninterest Expense & Efficiency Ratio  (in millions)

 Balance Sheet Review

 Total Assets  Total assets at 12/31/19 increased $164.4 million, or 3.9%, from 12/31/18Loans increased $40.0 million or 1.2%Investment portfolio increased $6.7 million or 1.1%Deposits increased $93.8 million or 2.7%  (in billions)  30

 Total Loans  Total loans at 12/31/19 increased 1.2% from 12/31/18Loan production for the year totaled $0.8 billion  (in billions)  31  Loan Portfolio Mix  December 31, 2019

 Concentrations of Creditas a % of Total Loans  December 31, 2019  * As a percentage of funded exposure  32

 Net Charge-offsas a % of Average Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2019 for bank holding companies with consolidated assets of $3 billion to $10 billion.  December 31, 2019  33  Nonperforming Loansas a % of Total Loans

 Nonperforming Assetsas a % of Total Assets  $19.5 million in other real estate owned  34  Loan Loss Reserveas a % of Net Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2019 for bank holding companies with consolidated assets of $3 billion to $10 billion.

 Total Other Real Estate Owned  Sales of foreclosed properties for the year ended 12/31/19 $6.9 millionNew bookings in 2019 $3.4 millionProperties under contract to sell $3.1 million  (in millions)  35

 Total Depositsincluding Repurchase Agreements  (in billions)  36  Total Depositsincluding Repurchase Agreements  December 31, 2019

 1st Quarter 2020 Review

Pandemic Response

- **Pandemic Response Team**
  - Activated in March
  - Representation from all areas of the company
  - Daily conference calls to discuss the current situation, safety, and needs of our customers and employees

- **Employee and Customer Protection**
  - Temporarily adjusting branch operations
  - Decreasing lobby usage
  - Encouraging drive-thru and ATM use along with internet banking
  - Having employees work remotely or work split-shifts when possible
  - Implementing social distancing guidelines
  - Consolidating operations

- **Customer Support Actions**
  - 30 day waiver of overdraft/returned item fees and telephone transfer fees
  - Suspension of residential foreclosure actions through May 18
  - Several loan assistance programs

- **Participation in Federal Support Programs**
  - CARES Act
  - Paycheck Protection Program

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 Key Metrics – 1st Quarter 2020  Total Assets $4.4 billionMarket Capitalization $565.5 millionCash Dividend Yield 4.78%P/E Ratio 21.4xPrice to Book Value 0.9xPrice to Tangible Book Value 1.0xTangible Common Equity Ratio 12.77%  Financial data as of March 31, 2019  39

 Earnings Per Share  40

 Net Income  41  (in millions)

 Earnings  $12.7 million charge to earnings for the provision for credit losses as a result of the COVID-19 pandemicDecrease in noninterest income as a the result of a 30-day waiver of overdraft charges beginning March 23, 2020 in response to the COVID-19 pandemic discussed above and a decline in the fair market value of our mortgage servicing rightsDecrease in noninterest expense as a result of a decrease in personnel expense, as the cost of group medical and life insurance and bonuses and incentives decreased  42

 Noninterest Income  30-day waiver of processing overdraft charges beginning March 23, 2020, resulted in an estimated $0.3 million loss in revenue in the first quarter of 2020 (with an anticipated $0.7 million additional loss in revenue in April)Decline of $0.8 million in the fair market value of our mortgage servicing rights  (in millions)  43

 Noninterest Expense  Q-O-QDecrease in personnel expenseDecreases in cost of group medical and life insurance and bonuses and incentivesY-O-YDecrease in personnel expenseDecreases in cost of group medical and life insurance and bonuses and incentivesIncrease in salaries  (in millions)  44

 Total Assets  Total assets at 3/31/20 decreased $13.4 million, or an annualized 1.2%, during the first quarterLoans increased $38.9 millionInvestment portfolio increased $32.9 millionDeposits, including repurchase agreements, decreased $0.5 million  (in billions)  45

 Total Loans  Loan portfolio increased at an annualized rate of 4.8% during the quarterLoans increase from prior year first quarter 3.1%  (in billions)  46

 Total Depositsincluding Repurchase Agreements  Deposits, including repurchase agreements, decreased an annualized 0.1% from prior quarter but increased 0.3% from prior year first quarter  (in billions)  47

 Nonperforming Loansas a % of Total Loans  48

 Nonperforming Assetsas a % of Total Assets  49

 Net Charge-offsas a % of Average Loans (annualized)  50

 Allowance for Credit Losses  $12.7 million increase in provision for credit losses during the quarter was directly attributable to the current COVID-19 pandemic and its expected impact on future net charge-offs.Specifically, increases in the allowance for credit losses were recognized in allocations related to concentrations of credit in various loan portfolio segments severely impacted by the economic impact of the pandemic, as well as a substantial increase in forecasted reserves due to the current and expected increases in unemployment in the nation and in our market footprint.CTBI adopted ASU-2016-13 (commonly referred to as CECL) effective January 1, 2020.The effect of adoption was a $3.0 million increase in the allowance for credit losses (formerly referred to as the allowance for loan losses).  51

 52  Allowance for Credit Losses     4Q19 Probable Incurred Losses    January 1, 2020 CECL Adoption    March 31, 2020 CECL    (dollars in thousands)  Amount  % of Portfolio  Amount  % of Portfolio  Amount  % of Portfolio  Allowance for loan and lease losses transitioned to allowance for credit losses:                    Commercial  $21,683  1.30%  $21,680  1.30%  $30,030  1.79%  Residential mortgage  5,501  0.61%  7,319  0.81%  7,850  0.86%  Consumer direct  1,711  1.16%  1,671  1.13%  2,200  1.51%  Consumer indirect  6,201  1.18%  7,467  1.42%  9,365  1.69%  Total allowance for loan and lease losses/allowance for credit losses   $35,096   1.08%   38,137   1.17%   $49,445   1.50%                       Reserve for unfunded lending commitments  $274     $386     $404

 Efficiency Ratio  53

 Key Strategic Initiatives

Operational Priorities

- Build core earnings capacity
  - Quality loan growth
  - Low cost deposit growth
- Maintain net interest margin
- Operational efficiency
  - Expense control
  - Noninterest revenue growth
- Compliance management
- Increase noninterest income
  - Wealth management
  - Brokerage
  - Life insurance
- Continuing focus on improving asset quality
- Liquidation of other real estate owned

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To Our Shareholders   Your management has a Strategic Plan for the performance and operations of your company. Success will be attained by the execution of this plan, not just by management, but by approximately 1,000 employees. The continuing support by you, our shareholders, by referring your friends, neighbors, and business associates to do business with your bank, is invaluable to the execution of our plans for the performance of your Company.  56

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